Exhibit 99.1

BISON CAPITAL ACQUISITION CORP.
609-610 21st Century Tower

No. 40 Liangmaqiao Road
Chaoyang District, Beijing, China

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on May 13, 2019 at 9:00 a.m., Beijing Time (May 12, 2019 at 9:00 p.m., Eastern Daylight Time)

(Record Date – April 5, 2019)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James Jiayuan Tong and Keshu (“Jim”) Li, or either of them, as proxies, each with full power to appoint (his) substitute, and hereby authorizes them to represent and to vote, as designated in this ballot, all the ordinary shares of Bison Capital Acquisition Corp., a corporation incorporated under laws of British Virgin Islands (the “Company”). Notice is hereby given that the Special Meeting of Shareholders (the “Meeting”) of the Company, will be held on May 13, 2019 at 9:00 a.m., Beijing Time (May 12, 2019 at 9:00 p.m., Eastern Daylight Time), at the principal office of the Company located at 609-610 21st Century Tower No. 40 Liangmaqiao Road Chaoyang District, Beijing China and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS FOR EACH OF THE PROPOSALS. This proxy authorizes the above designated proxy to vote in his discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR ALL”

OF PROPOSAL 4, “FOR” OF PROPOSALS 1, 2, 3, 5, 6 and 7 SET FORTH BELOW.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK

PROPOSAL 1: to consider and vote upon a proposal to approve the agreement and plan of merger, dated as of September 12, 2018 (as amended, the “Merger Agreement”) and the transactions contemplated thereby (the “Business Combination”), which provides for the merger of our wholly-owned subsidiary, Bison Capital Merger Sub Inc. (“Merger Sub”), a Delaware corporation, with and into Xynomic Pharmaceuticals, Inc., a Delaware corporation (“Xynomic”) with Xynomic surviving the merger as a wholly-owned subsidiary of the Company (the “Business Combination Proposal”).

For	Against	Abstain
☐	☐	☐

Intention to Exercise Redemption Rights

If you intend to exercise your redemption rights, please check this box. Checking this box, however, is not sufficient to exercise your redemption rights. You must comply with the procedures set forth in the proxy statement/prospectus under the heading “Special Meeting of Bison Shareholders.”

Intention to Exercise Redemption Rights
☐

Shareholder Certification

I hereby certify that I am not acting on concert or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), with any other stockholder of the Company owned by me in connection with the Business Combination Proposal.

Shareholder Certification
☐

PROPOSAL 2: to consider and vote upon a proposal to (a) re-domicile out of the British Virgin Islands and continue as a company incorporated in the State of Delaware, prior to the Closing as set forth in the Merger Agreement (the “Domestication”); (b) in connection therewith to adopt upon the Domestication taking effect the certificate of incorporation, appended to the proxy statement/prospectus as Annex B (the “Interim Charter”) in place of Company’s memorandum and articles of association amended and restated on June 19, 2017 and March 21, 2019, currently registered by the Registrar of Corporate Affairs in the British Virgin Islands (the “Current Charter”) and which will remove or amend those provisions of the Current Charter that terminate or otherwise cease to be applicable as a result of the Domestication; and (c) to file a notice of continuation out of the British Virgin Islands with the British Virgin Islands Registrar of Corporate Affairs under Section 184 of the Companies Act of 2004 and in connection therewith to file the Interim Charter with the Secretary of State of the State of Delaware, under which we will be domesticated and continue as a Delaware corporation (the “Domestication Proposal”);

For	Against	Abstain
☐	☐	☐

PROPOSAL 3: to approve and adopt, subject to and conditional on the Domestication and Closing (but with immediate effect therefrom the latter), separate proposals for amendments to the Company’s bylaws appended to this proxy statement/prospectus as Annex C (the “Proposed Amended and Restated Bylaws”) and amendments to the Company’s Interim Charter, as set out in the draft amended and restated certificate of incorporation (charter) appended to the proxy statement/prospectus as Annex D (the “Proposed Amended and Restated Charter”) to (1) change the name of the Company to Xynomic Pharmaceuticals Holdings, Inc., and (2) remove or amend those provisions of our Interim Charter which terminate or otherwise cease to be applicable following the Closing (the “Charter Amendment Proposal”);

For	Against	Abstain
☐	☐	☐

PROPOSAL 4: to consider and vote upon a proposal to re-elect Messrs. Richard Wu, Thomas Folinsbee, Charles Prizzi, and James Jiayuan Tong to serve as directors on our board of directors until the 2019 annual meeting of shareholders, and to elect Messrs. Yinglin Mark Xu, Tingzhi Qian and Adam Inglis to serve as directors on our board of directors until the 2019 annual meeting of the shareholders, in each case under the terms of the Amended and Restated Charter (the “Director Election Proposal”);

For all	Withhold all	For all except
☐	☐	☐

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the number(s) of the nominee(s) on the line below. _____________________________________

PROPOSAL 5: to consider and vote upon a proposal to approve and assume the Xynomic 2018 Equity Incentive Plan, a copy of which is attached to the accompanying proxy statement/prospectus as Annex E (the “Incentive Plan Proposal”);

For	Against	Abstain
☐	☐	☐

PROPOSAL 6: to consider and vote upon a proposal to approve, for purposes of complying with applicable Nasdaq listing rules, the issuance of more than 20% of the current total issued and outstanding ordinary shares of Bison, which Nasdaq may deem to be a change of control pursuant to the Business Combination (the “Nasdaq Proposal”);

For	Against	Abstain
☐	☐	☐

PROPOSAL 7: to consider and vote upon a proposal to adjourn the Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Meeting, there are not sufficient votes to approve the Business Combination Proposal, the Domestication Proposal, the Charter Amendment Proposal, the Director Election Proposal (unless waived by Xynomic), the Incentive Plan Proposal, or the Nasdaq Proposal.

For	Against	Abstain
☐	☐	☐

For address change/comments, mark here. ☐

(see reverse for instructions)

Please indicate if you intend to attend this meeting ☐ YES ☐ NO

Signature of Shareholder: ______________________________

Date: ______________________________

Name shares held in (Please print): ____________________ Account Number (if any): ____________________________

No. of Shares Entitled to Vote: _______________________ Stock Certificate Number(s): _________________________

Note:	Please sign exactly as your name or names appear in the Company’s stock transfer books. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.

If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.

If the signer is a partnership, please sign in partnership name by authorized person.

Please provide any change of address information in the spaces below in order that we may update our records:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Address: ______________________________________________________

______________________________________________________

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